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                                                                    Exhibit 7.13

                        UNCONDITIONAL GUARANTY AGREEMENT

     In consideration of the loan evidenced by the Term Promissory Note made by Wilson Financial Corporation ("Maker") in favor of Imagine Investments, Inc. ("Payee") dated February ___, 1999, in the original principal sum of $6,000,000.00 (the "Note"), the undersigned unconditionally guarantees the prompt payment of (i) the entire principal balance of the Note, (ii) all accrued interest upon the principal balance hereof, (iii) late fees, (iv) the amounts, if any, due pursuant to the In-Kind Note referred to in Section 12 of the Loan Agreement between Maker, Payee and Guarantor, dated on even date herewith, and
(v) all attorneys' fees and costs and expenses of collection incurred by Payee, together with the costs and expenses of maintaining and securing collateral pursuant to all documents and instruments securing repayment of this Note, when due, whether by acceleration or otherwise regardless of the genuineness, validity or enforceability of this Note. The undersigned consents and agrees to be bound by all of the terms of this Note (as the same may be extended or renewed). The undersigned waives all rights and subrogation with respect to this Note or any collateral securing its payment and all rights of recourse or indemnity until this Note and all other obligations of Maker to Payee shall have been fully paid. If any payment made by Maker to Payee later deemed to be a preference or otherwise required to be repaid or returned, the amount of such return or repayment shall continue to be covered by this Guaranty. THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THE UNDERSIGNED MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN EVIDENCED BY THIS NOTE OR ANY RELATED LOAN OR LENDING TRANSACTION OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE MAKING THE LOAN EVIDENCED BY THIS NOTE. THE UNDERSIGNED AGREES THAT THIS GUARANTY SHALL BE AND IS DEEMED TO BE INCORPORATED INTO AND MADE A PART OF THIS NOTE AS THOUGH A PART THEREOF.

     The liability of the undersigned shall in no way be affected by any renewal or extension of time of payment of the Note and any other instrument, indebtedness or liability, or by any release or surrender of other security or collateral or guaranty for the Note, or by delay in enforcement of payment of the principal or interest or of any security in connection therewith, or by any other indulgence Payee may grant Maker.

     The undersigned hereby declares to and covenants with Payee, its successors or assigns, that the undersigned has no defense whatever to any action, suit or other proceedings, at law or otherwise, that may be instituted under or on account of this Guaranty, including all questions as to the validity, regularity or enforceability of the obligation of Maker.

     Notwithstanding the death of the undersigned, this instrument shall be binding on the estate of the decedent as to any obligation incurred either before or after or extended after such death.

     Payee shall not be bound to exhaust its recourse against or upon the security or collateral it may hold or against any other person before being entitled to payment from the undersigned or of the amount hereby guaranteed. This Guaranty Agreement constitutes a guaranty of payment and not of collection.

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     Payee is hereby authorized and empowered, at its option to appropriate and apply to the payment and extinguishment of the liability of the undersigned under this Guaranty Agreement at any time after such liability shall become payable, any and all monies or other property of the undersigned and the proceeds thereof (including safekeeping or pledge) for this or any other liability of the undersigned to the Payee, and including any balance on deposit or otherwise for the account of, or to the credit of, or belonging to, the undersigned.

     Payee is hereby authorized and empowered, at its option, at any time after the liability created by the foregoing guaranty becomes payable, to sell assign and deliver any securities or property at any time given unto or left in the possession or custody of Payee for any purpose (including safekeeping or pledge) for this or any other liability of the undersigned or in which any of the undersigned may have an interest, at public or private sale, for cash, upon credit, or for future delivery, all at the option of Payee or any of its officers, without demand, advertisement, or notice, all of which are hereby expressly waived.

     Upon any sale or sales at public or private sale, above provided for, Payee, its successors or assigns, may bid for and/or purchase the whole or any part of such securities or property free from any right of redemption, which is hereby waived and released.

     In case of any sale by Payee of any of said securities or property on credit or for future delivery, the securities and property sold may be retained by Payee until the selling price is paid by the purchaser and Payee shall incur no liability in case of failure of the purchaser to take up and pay for the securities or property so sold. In case of any such failure the securities or property may be again sold.

     Notwithstanding any provisions of this Guaranty to the contrary, the maximum amount which Guarantor shall be required to pay hereunder, shall be the total and aggregate sum of $9,000,000 in U.S. Dollars. Notwithstanding the foregoing maximum liability of Guarantor, Guarantor guarantees payment of interest on the indebtedness incurred pursuant to this Guaranty and all fees, charges and costs of collecting the indebtedness, including reasonable attorneys' fees. This Guaranty shall terminate on December 31, 2005 ("Termination Date"). Said Termination Date shall not affect the liability of the Guarantor with respect to (a) obligations created or incurred prior to the Termination Date; or (b) extensions or renewals of, interest accruing on, or fees, costs or expenses incurred with respect to the obligations on or after the Termination Date.

     Guarantor agrees that in the event of any litigation for collection of or relating to this Guaranty, jurisdiction and venue shall be proper and appropriate in any court sitting in Louisville or Jefferson County Kentucky, and Guarantor hereby consents to such jurisdiction and venue.

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     IN WITNESS WHEREOF, the undersigned Guarantor has executed this
Unconditional Guaranty Agreement as of the date first above written.

           illegible                       /s/ J. Steven Wilson
________________________________         ___________________________________
Witness                                  J. STEVEN WILSON
                                                     ("Guarantor")

  /s/ Catherine J. Gray
________________________________
Witness

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